FAM VARIABLE SERIES FUNDS, INC.

MERCURY CORE BOND V.I. FUND

SERIES #3

FILE # 811-3290

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	AMOUNT PURCHASED	ISSUE SIZE	LIST OF UNDERWRITERS
1/5/2006	Wellpoint Health Networks 5.85% 1/15/36 (aka. Anthem Inc.)	1,365,000	900,000,000

Banc of America Securities

Citigroup Global Markets Inc.

Goldman, Sachs & Co.

Merrill Lynch

Credit Suisse First Boston LLC

Deutsche Bank Securities

Lehman Brothers

Morgan Stanley & Co

UBS Securities LLC

BNP Paribas Securities Corp

Lazard Capital Markets LLC

Daiwa Securities SMBC Europe Ltd.

SunTrust Capital Markets

Wachovia Capital Markets

Wells Fargo Securities

1/10/2006	Oracle Corp. 5.25% 1/15/16	6,440,000	2,000,000,000

Citigroup Global Marektss

JP Morgan

Wachovia Capital Mkts

Banc of America Securities

Credit Suisse First Boston

Deutsche Bank

Merrill Lynch

Morgan Stanley

Bear, Stearns & Co.

HSBC

KeyBanc Capital

LaSalle Financial

Lehman Brothers

Wells Fargo

Daiwa Securities SMBC Europe Limited

Mitsubishi UFJ Securities Inter.

Mizuho International

1/10/2006	Virginia Electric & Power Co. 6% 1/15/36	1,470,000	550,000,000	JP Morgan Lehman Brothers Merrill Lynch KeyBanc Capital LaSalle Financial Greenwich Capital BB&T Capital PNC Capital Scotia Capital
1/17/2006	National Gas Co Trinidad & Tobago 6.05% 1/15/36	690,000	400,000,000	Lehman Brothers Citigroup Caribbean Money Mark. Broker Deutsche Bank Securities First Caribbean Intern, Bank Merrill Lynch
1/19/2006	Jefferies Group 6.25% 1/15/36	740,000	500,000,000	Jefferies & Co. Citigroup Global Markets Merrill Lynch Banc of America BNY Capital Markets Keefe, Bruyette & Woods Wachovia Capital Markets BNP Paribas HSBC Securities SG Americas Securities
1/20/2006	Bank of Ireland 5.57% 1/20/16	2,000,000	800,000,000	Deutsche Bank Securities Lehman Brothers Merrill Lynch & Co.
2/9/2006	Verizon Communications 5.35% 2/15/11	1,050,000	500,000,000

Morgan Stanley & Co. Incorpor.

Banc of America Sec. LLC

Goldman, Sachs & Co

HSBS Securities (USA) INC.

Merrill Lynch & Co.

Lehman Brothers

Mitsubishi UFJ Securities

Wachovia Capital Markets, LLC

Credit Suisse

UBS Investment Bank

RBC Dain Rauscher Inc.

RBS Greenwich Capital

The Williams Group

2/14/2006	Cisco Systems 5.50% 2/22/16	2,310,000	3,000,000,000	Citigroup JP Morgan Merrill Lynch Morgan Stanley Banc of America Deutsche Bank Goldman Barclays Credit Suisse HSBC Securities Lehman Brothers UBS Securities Wachovia Capital Wells Fargo
2/14/2006	Weatherford International 5.50% 2/15/16	515,000	350,000,000	Citigroup JP Morgan Merrill Lynch Morgan Stanley Banc of America Deutsche Bank Goldman Barclays Credit Suisse HSBC Securities Lehman Brothers UBS Securities Wachovia Capital Wells Fargo
2/27/2006	UnitedHealth Group 5.80% 3/15/36	540,000	850,000,000	Banc of America Securities LLC Morgan Stanley & Co. Inc.\ UBS Investment Bank Merrill Lynch & Co.
2/27/2006	Comcast 6.45% 3/15/37	1,075,000	1,250,000,000

Citgroup

JP Morgan

Goldman

Banc of America

Deutsche Bank

Wachovia

Wells Fargo

BNY Capital

KeyBanc Capital

Lazard Capital Markets

Lehman Brothers

Merrill Lynch

Piper Jaffray & Co.

BB&T Capital

Fifth Third Securities

Greenwich Capital

LaSalle Financial

Mellon Financial

Morgan Keegan & Co.

NatCity Investments

PNC Capital

Williams Capital Group

2/27/2006	Comcast 5.90% 3/15/16	1,285,000	1,000,000,000	Deutsche Bank Securities Goldman, Sachs & Co Merrill Lynch & Co.
3/7/2006	Anheuser-Busch Cos Inc 5.75% 4/1/36	540,000	300,000,000	Deutsche Bank Securities Goldman, Sachs & Co Merrill Lynch & Co.
3/15/2006	Xerox Corp 6.40% 3/15/16	1,675,000	700,000,000	Barclays Capital Citigroup Merrill Lynch & Co Sun Trust Robinson Humphrey
3/17/2006	Tyson Foods Inc 6.60% 4/1/16	785,000	1,000,000,000	Merrill Lynch Barclays Capital Rabo Securities USA, INC JP Morgan Scotia Capital Stephens Inc. Sun Trust Robinson Humphrey
3/20/2006	CIT Group Inc. 6.00% 4/1/16	510,000	500,000,000

Citigroup

JPMorgan

Goldman, Sachs & Co.

Banc of America Sec. LLC

Bear Sterns & Co. Inc

RBS Greenwich Capital

Merrill Lynch & Co

RBS Greenwich Capital

Wachovia Securities

Mizuho International plc

Mitsubishi UFJ Securities

4/5/2006	Applachaian Power Co. 5.55% 4/1/2013	1,015,000	250,000,000	BNY Captial Lehman Bros ML VNP Paribas Calyon UBS Securities
4/12/2006	American International Group Inc. 6.25% 5/1/2036	805,000	1,000,000,000	JP Morgan Banc of American Merrill Lynch Credit Suisse RBC Capital Markets Greenwich Capital Scotia Capital UBS Investment Bank